EXHIBIT 10.4

AMENDMENT NO. 1

TO THE

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED

2013 Employee Stock Purchase Plan

(AS AMENDED AND RESTATED On JUNE 27, 2016)

WHEREAS, Sarepta Therapeutics, Inc. (the “Company”) previously adopted and approved the Amended and Restated 2013 Employee Stock Purchase Plan (as Amended and Restated as of June 27, 2016) (the “Plan”);

WHEREAS, pursuant to Section 18(a) of the Plan, the “Administrator” (defined under the Plan as the Board of Directors of the Company (the “Board”) or any of its committees) may amend the Plan from time to time subject to Company stockholder approval;

WHEREAS, the Board, as Administrator, has determined that it is in the best interests of the Company and its stockholders to amend the Plan to increase the number of authorized shares under the Plan by 500,000 shares of common stock of the Company, as authorized under the Plan; and

WHEREAS, the Board, as Administrator, has determined that it is in the best interests of the Company and its stockholders to amend the Plan to extend the term of the Plan from June 4, 2023, to April 22, 2029, ten years from the date the Board will adopt this Amendment No. 1.

NOW, THEREFORE, subject to the approval of the Company’s stockholders at the Company’s annual meeting in 2019 on June 6, 2019, the Plan hereby is amended, effective April 22, 2019, the date of approval by the Board, as follows:

1.	Section 13(a) of the Plan, entitled “Shares Subject to Plan,” shall be replaced in its entirety by the following:

“Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be one million one hundred thousand (1,100,000) shares.”

2.	The last sentence of Section 21 of the Plan, entitled “Effective Date and Term of Plan,” shall be replaced in its entirety by the following:

“Subject to approval of Amendment No. 1 to the Plan by the stockholders of the Company, the Plan shall be in effect until April 22, 2029, unless sooner terminated under Section 18 hereof.”

3.	Except as modified herein, the Plan is hereby specifically ratified and affirmed.

This Amendment No. 1 to the Plan is adopted by the Board, effective as of April 22, 2019, the date of approval by the Board.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed by its duly authorized officer on April 22, 2019.

SAREPTA THERAPEUTICS, INC.

By:	/s/ David Tyronne Howton, Jr.
Name: David Tyronne Howton, Jr. Title: Senior Vice President, Corporate Secretary and General Counsel

[Signature Page to Amendment No. 1]